FOR IMMEDIATE RELEASE

Contact:
Nancy Ellefson
VP of Finance
Pizza Inn, Inc.
469-384-5000

PIZZA INN, INC. REPORTS RESULTS FOR

SECOND QUARTER FISCAL YEAR 2010

Pipeline for future growth is building despite challenging economic environment

The Colony, Texas – February 9, 2010 -- PIZZA INN, INC. (NASDAQ:PZZI) today reported net income of $0.4 million, or $0.05 per share, for the fiscal quarter ended December 27, 2009, versus net income of $0.1 million, or $0.02 per share, for the same quarter of the prior fiscal year. Total revenue for the second fiscal quarter of 2010 declined to $10.4 million from $11.3 million in the same period of fiscal 2009.

Highlights for the second quarter of fiscal year 2010 included:

•

Sales from Company-owned restaurants increased 34%, or $0.2 million, in the second quarter of fiscal 2010 compared to the same quarter of the prior fiscal year, primarily due to the opening of a new buffet location in Ft. Worth, Texas in September, 2009.

•	Comparable domestic buffet restaurant sales decreased 6.3% for the second quarter of fiscal 2010 compared to the same quarter of the prior fiscal year.

•	Chain-wide comparable domestic restaurant sales decreased 7.0% for the second quarter of fiscal 2010 compared to the same quarter of the prior fiscal year.

•

Franchise revenue for the second quarter of fiscal 2010 was relatively flat to the same quarter of the prior fiscal year at $1.0 million despite the decline in same store sales due to the recognition of franchise fees from six new international openings during the current fiscal quarter compared to one new opening in the same quarter of the prior fiscal year.

•	For the second consecutive fiscal quarter, there was positive net restaurant growth.

•

Subsequent to quarter end, the Company entered into a Loan Agreement with Amegy National Bank that provides for a $2.0 million revolving facility and a $1.0 million term loan facility that provides growth capital for new company-owned restaurant expansion. The Company terminated the previous credit facility with CIT.

Charlie Morrison, President and CEO, commented, "Very few companies are exempt from pressures felt in the current economic environment. However, we remain encouraged by the positive net growth in the number of restaurants in the chain year-to-date and expect more openings in the coming months that will continue that trend. At the end of the second quarter, we have a pipeline of over 100 signed development agreements for new restaurants to be opened in both domestic and international markets over the coming years which we believe will further this developing trend of positive unit count growth.”

Certain statements in this press release, other than historical information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created thereby. These forward-looking statements are based on current expectations that involve numerous risks, uncertainties and assumptions. Assumptions relating to these forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions, regulatory framework and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond Pizza Inn’s control. Although the assumptions underlying these forward-looking statements are believed to be reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that any forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation that Pizza Inn’s objectives and plans will be achieved.

Pizza Inn, Inc. (www.pizzainn.com ) is an owner, franchisor and supplier of a system of restaurants operating domestically and internationally under the trademark “Pizza Inn.” The Company and its distribution division, Norco Restaurant Services Company, are headquartered in The Colony, Texas. The Company’s common stock is listed on the Nasdaq Capital Market under the symbol “PZZI.”

PIZZA INN, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	Dec. 27,	Dec. 28,	Dec. 27,	Dec. 28,
REVENUES:	2009	2008	2009	2008

Food and supply sales	$8,616	$9,645	$17,011	$19,779
Franchise revenue	1,004	1,044	2,066	2,108
Restaurant sales	791	589	1,334	779
	10,411	11,278	20,411	22,666
COSTS AND EXPENSES:
Cost of sales	8,461	9,376	16,577	19,031
Franchise expenses	430	470	897	949
General and administrative expenses	838	856	1,615	1,543
Severance	--	--	--	37
Bad debt	25	30	40	45
Provision for litigation costs	--	263	--	263
Interest expense	12	16	26	28
	9,766	11,011	19,155	21,896
INCOME FROM CONTINUING OPERATIONS BEFORE TAXES	645	267	1,256	770
Income taxes	217	74	423	235
INCOME FROM CONTINUING OPERATIONS	428	193	833	535

Loss from discontinued operations, net of taxes	(41)	(57)	(80)	(106)
NET INCOME	$387	$136	$753	$429

EARNINGS PER SHARE OF COMMON STOCK - BASIC:
Income from continuing operations	$0.05	$0.02	$0.10	$0.06
Loss from discontinued operations	--	--	(0.01)	(0.01)
Net income	$0.05	$0.02	$0.09	$0.05

EARNINGS PER SHARE OF COMMON STOCK - DILUTED:
Income from continuing operations	$0.05	$0.02	$0.10	$0.06
Loss from discontinued operations	--	--	(0.01)	(0.01)
Net income	$0.05	$0.02	$0.09	$0.05

Weighted average common shares outstanding - basic	8,011	8,713	8,011	8,827

Weighted average common and
potential dilutive common shares outstanding	8,011	8,713	8,011	8,832

PIZZA INN, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

	December 27,	June 28,
ASSETS	2009 (unaudited)	2009
CURRENT ASSETS
Cash and cash equivalents	$77	$274
Accounts receivable, less allowance for bad debts
of $117 and $203, respectively	3,170	2,559
Income tax receivable	--	80
Inventories	1,686	1,371
Property held for sale	17	17
Deferred income tax assets	618	618
Prepaid expenses and other	411	233
Total current assets	5,979	5,152
LONG-TERM ASSETS
Property, plant and equipment, net	2,214	1,743
Deferred income tax assets	86	86
Deposits and other	131	81
	$8,410	$7,062
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable - trade	$1,980	$1,806
Deferred revenues	283	132
Accrued expenses	1,205	1,009
Total current liabilities	3,468	2,947

LONG-TERM LIABILITIES
Deferred gain on sale of property	146	159
Deferred revenues	227	246
Bank debt	659	621
Other long-term liabilities	27	37
Total liabilities	4,527	4,010

COMMITMENTS AND CONTINGENCIES (See Note 3)
SHAREHOLDERS' EQUITY
Common stock, $.01 par value; authorized 26,000,000
shares; issued 15,130,319 and 15,130,319 shares, respectively;
outstanding 8,010,919 and 8,010,919 shares, respectively	151	151
Additional paid-in capital	8,819	8,741
Retained earnings	19,549	18,796
Treasury stock at cost
Shares in treasury: 7,119,400 and 7,119,400, respectively	(24,636)	(24,636)
Total shareholders' equity	3,883	3,052
	$8,410	$7,062

PIZZA INN, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended
	December 27,	December 28,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$753	$429
Adjustments to reconcile net income to
cash used for operating activities:
Depreciation and amortization	164	143
Stock compensation expense	79	102
Provision for litigation costs	--	263
Provision for bad debts	40	45
Changes in operating assets and liabilities:
Notes and accounts receivable	(571)	(111)
Inventories	(315)	81
Accounts payable - trade	172	(790)
Accrued expenses	196	(486)
Deferred revenue	119	28
Prepaid expenses and other	(238)	--
Cash provided (used) by operating activities	399	(296)

CASH FLOWS FROM INVESTING ACTIVITIES:

Capital expenditures	(634)	(832)
Cash used by investing activities	(634)	(832)

CASH FLOWS FROM FINANCING ACTIVITIES:
Change in line of credit, net	38	992
Cash overdraft	--	302
Repurchase of common stock	--	(1,173)
Cash provided by financing activities	38	121

Net decrease in cash and cash equivalents	(197)	(1,007)
Cash and cash equivalents, beginning of period	274	1,157
Cash and cash equivalents, end of period	$77	$150